Location/Identification

MINFILE Number: 082FNW191

National Mineral Inventory Number: 082F14 Ag62

Name(s): **V. & M. (L.4260)**
GET THERE ELI (L.4261), GET-THERE-ELI, ELI, V AND M, RAIN, MEMPHIS CREEK, PAYDAY

Status:	Past Producer	**Mining Division:**	Slocan
Mining Method	Underground	**Electoral District:**	Nelson-Creston
Regions:	British Columbia	**Forest District:**	Arrow Boundary Forest District
BCGS Map:	082F083		
NTS Map:	082F14W	**UTM Zone:**	11 (NAD 83)
Latitude:	49 49 14 N	**Northing:**	5518769
Longitude:	117 25 51 W	**Easting:**	469009
Elevation:	1036 metres		
Location Accuracy:	Within 500M		

Comments: The V. & M. is on the north side of Memphis Creek, 1 kilometre east of the Slocan highway, 6.5 kilometres north-northeast of Slocan. Access is by a short road and trail east from the Slocan highway. The property includes the V. & M. (Lot 4260) and Get There Eli (Lot 4261) Crown granted claims.

Mineral Occurrence

Commodities: Silver, Lead, Gold, Zinc

Minerals
- **Significant:** Galena, Pyrargyrite, Chalcopyrite, Sphalerite, Pyrite, Silver, Tetrahedrite
- **Associated:** Quartz
- **Mineralization Age:** Unknown

Deposit
- **Character:** Vein
- **Classification:** Epigenetic, Mesothermal
- **Type:** I05: Polymetallic veins Ag-Pb-Zn+/-Au

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Jurassic-Cretaceous	-----	-----	Nelson Intrusions

Isotopic Age	Dating Method	Material Dated
---	---	---

Lithology: Porphyritic Granite

Geological Setting

Tectonic Belt:	Omineca	**Physiographic Area:**	Selkirk Mountains
Terrane:	Plutonic Rocks, Quesnel		

Inventory

No inventory data

Summary Production

	Metric		Imperial	
Mined:	23	tonnes	25	tons

	Milled:	0 tonnes	0 tons
Recovery	Silver	49,858 grams	1,603 ounces
	Gold	341 grams	11 ounces
	Lead	23 kilograms	51 pounds
	Zinc	8 kilograms	18 pounds

Capsule Geology

The V. & M. is on the north side of Memphis Creek, 1 kilometre east of the Slocan highway, 6.5 kilometres north-northeast of Slocan. Access is by a short road and trail east from the Slocan highway. The property includes the V. & M. (Lot 4260) and Get There Eli (Lot 4261) Crown granted claims.

The claim was staked in 1896 but apparently no work was done on it until 1900 when the vein was stripped for over 457.2 metres. The workings include 4 short adits driven into the north slope of Memphis creek valley, about 61 metres above the creek bottom and over a vertical range of less than 30 metres. In 1901 a small stope was put through to the surface from a point near the portal of one of the tunnels.

Prior to 1920 the claim was reported to be owned by V & M Mines Ltd. of Detroit. In 1920 the McLeod Slocan Mining Syndicate did considerable development work. A high grade ore shoot was reported found but there is no record of any ore being shipped. In 1948 the Spokane Slocan Co. acquired the claim, along with a number of others, but no work was done.

The property is underlain by granitic rocks of the Nelson batholith, at the gradational contact between foliated border phase and porphyritic main phase of this intrusion.

A series of four adits driven into the north slope of the valley of Memphis Creek explore a system of quartz veins cutting the granite. The most easterly adit, 60 metres above the creek at the elevation of about 1000 metres, is driven for 18 metres on a vein striking nearly north and dipping 25 to 30 degrees east. This vein is about 15 centimetres wide and is mineralized by pyrite, chalcopyrite and some galena. At 33 metres west from this adit, and at about the same elevation, a second adit, 36 metres in length, follows a similar vein or a faulted segment of the same vein. A small stope near the portal is believed to be the source of some ore shipped in 1901 (11 tonnes, yielding 124 grams of gold and 21,554 grams of silver). At 9 metres from the face of this second adit, a small basic dike intrudes and displaces the vein about 1 metre to the left. At a point 36 metres west of the second adit, a third adit explores another quartz vein having the same attitude as the others. Also there are several small quartz veins between the second and third adits. A fourth adit, 60 metres west of the third, is 27 metres long and investigates a parallel quartz vein ranging up to 45 centimetres in width, carrying some pyrite.

Production of about 9 tonnes of ore in 1938, from the Get There Eli, yielded 124 grams of gold and 15,925 grams of silver; 3 tonnes of ore in 1955, from the V. & M., yielded 93 grams of gold, 12,338 grams of silver, 23 kilograms of lead and 8 kilograms of zinc.

In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Get-There-Eli adit assayed 16.8 grams per tonne gold and 549 grams per tonne silver over 0.5 metre on a quartz-pyrite vein (Assessment Report 18603).

Bibliography

EMPR AR 1900-830; 1901-1027; 1902-298,302; 1903-242; 1921-347; 1938- A37; 1948-148; 1955-A49,65
EMPR ASS RPT 17168, *18603
EMPR BC METAL MM01203 (Get There Eli), MM01218 (V. & M.)
EMPR INDEX 3-197,217; 4-126
EMPR P 1989-5
EMR MP CORPFILE (McLeod Slocan Mining Syndicate Ltd.)
GSC MAP 272A, 1091A
GSC MEM 173; 184, pp. 188-189; 308, p. 154

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1997/07/22	**Revised By:**	B. Neil Church(BNC)	**Field Check:**	N